UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2020

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	New York Stock Exchange
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.04 regarding the waiver agreement is incorporated by reference herein.

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

Voluntary Petitions for Bankruptcy

On May 22, 2020, Hertz Global Holdings, Inc. (“Hertz Global”), The Hertz Corporation (“THC,” and collectively with Hertz Global, “Hertz” or the “Company”) and certain of their direct and indirect subsidiaries in the United States and Canada (but excluding, without limitation, (i) Hertz International Limited, Hertz Holdings Netherlands BV (“Hertz Netherlands”) and the direct and indirect subsidiary companies located outside of the United States and Canada (the “International Subsidiaries”) and (ii) Hertz Vehicle Financing LLC (“HVF”), Hertz Vehicle Financing II LP (“HVF II”), Hertz Fleet Lease Funding LP (“HFLF”) and certain other vehicle financing subsidiaries (collectively the “Non-Debtor Financing Subsidiaries”)) (collectively, the “Debtors”) filed voluntary petitions for relief (collectively, the “Petitions”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”), thereby commencing Chapter 11 cases for the Debtors. The Debtors are requesting joint administration of their Chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re The Hertz Corporation, et al., Case No. 20-11218 MFW).”

The Debtors continue to operate their business as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations.

Additional information about the Chapter 11 Cases, including access to Court documents, is available online at https://restructuring.primeclerk.com/hertz, a website administered by Prime Clerk, a third party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

The filing of the Petitions constituted an event of default that accelerated the Debtors’ obligations under certain debt instruments and triggered defaults, termination events and amortization events under certain obligations of the Non-Debtor Financing Subsidiaries (each as discussed further in Item 2.04 below) and other indebtedness, and such events caused defaults, amortization events and accelerations, as applicable, under certain other debt instruments, including under certain debt instruments of certain of the Debtors’ International Subsidiaries. Promptly after filing the Petitions, the Debtors commenced notifying all of their known current or potential creditors of the bankruptcy filings. Notwithstanding these events under certain of our debt instruments, the automatic stay as a result of the Chapter 11 Cases prevents termination of the Debtors’ fleet leases and the Debtors are not required to liquidate their vehicle fleet, and they may continue to utilize the current vehicle fleet in their operations and maintain control over the disposition of those vehicles, subject to the applicable provisions of the Bankruptcy Code.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The commencement of the Chapter 11 Cases constituted an event of default that caused the automatic and immediate acceleration of the Debtors’ obligations under the instruments and agreements enumerated below (the “Due and Payable Instruments”), comprising approximately $6.0 billion aggregate outstanding principal amount of indebtedness, and triggered cross-default and/or cross-acceleration provisions, as applicable, in certain other debt instruments, including under certain debt instruments of certain of the International Subsidiaries:

•	the Credit Agreement, dated as of June 30, 2016, among THC, the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent, as the same has been amended, supplemented or otherwise modified from time to time, and the approximately $857.75 million outstanding under the revolving credit facility, including letters of credit issued thereunder, and the approximately $656.25 million outstanding under the term loan facility;

•	the Letter of Credit Agreement, dated as of November 2, 2017, among THC, the several banks and other financial institutions from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent, as the same has been amended, supplemented or otherwise modified from time to time, and the approximately $299.03 million outstanding thereunder;

•	the Credit Agreement, dated as of June 30, 2016, among THC, the subsidiary borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto and Credit Agricole Corporate and Investment Bank, as administrative agent, as the same has been amended, supplemented or otherwise modified from time to time, and the approximately $93.0 million outstanding thereunder;

•	the Credit Agreement, dated as of December 13, 2019, among THC, the lenders party thereto and Goldman Sachs Mortgage Company, as administrative agent and issuing lender, as the same has been amended, supplemented or otherwise modified from time to time, and the approximately $200.00 million outstanding thereunder;

•	the Indenture, dated as of October 16, 2012, among THC (as successor by merger to HDTFS, Inc.), as issuer, the subsidiary guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as trustee, as the same has been amended, supplemented or otherwise modified from time to time, and the approximately $500.00 million aggregate outstanding principal amount of 6.250% Senior Notes due 2022 issued thereunder;

•	the Indenture, dated as of September 22, 2016, among THC, as issuer, the subsidiary guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as trustee, as the same has been amended, supplemented or otherwise modified from time to time, and the approximately $800.00 million in aggregate outstanding principal amount of 5.500% Senior Notes due 2024 issued thereunder;

•	the Indenture, dated as of June 6, 2017, among THC, as issuer, the subsidiary guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as trustee and note collateral agent, as the same has been amended, supplemented or otherwise modified from time to time, and the approximately $350.00 million aggregate outstanding principal amount of 7.625% Senior Secured Second Priority Notes due 2022 issued thereunder;

•	the Indenture, dated as of August 1, 2019, among THC, as issuer, the subsidiary guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as trustee, as the same has been amended, supplemented or otherwise modified from time to time, and the approximately $500.00 million aggregate outstanding principal amount of 7.125% Senior Notes due 2026 issued thereunder;

•	the Indenture, dated as of November 25, 2019, among THC, as issuer, the subsidiary guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as trustee, as the same has been amended, supplemented or otherwise modified from time to time, and the approximately $900.00 million aggregate outstanding principal amount of 6.000% Senior Notes due 2028 issued thereunder;

•	the Indenture, dated as of September 22, 2016, among Hertz Netherlands, as issuer, THC, as parent guarantor, the subsidiary guarantors from time to time parties thereto, Wilmington Trust, National Association, as trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar, transfer agent and authenticating agent, as the same has been amended, supplemented or otherwise modified from time to time, and the approximately €225.00 million aggregate outstanding principal amount of 4.125% Senior Notes due 2021 (the “4.125% Notes”) issued thereunder (though a waiver has been requested from the holders of the 4.125% Notes which, if obtained, would waive the applicable event of default until September 30, 2020 and rescind the acceleration of the 4.125% Notes caused by such event of default);

•	the Indenture, dated as of March 23, 2018, among Hertz Netherlands, as issuer, THC, as parent guarantor, the subsidiary guarantors from time to time parties thereto, Wilmington Trust, National Association, as trustee, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar, transfer agent and authenticating agent, as the same has been amended, supplemented or otherwise modified from time to time, and the €500.00 million aggregate outstanding principal amount of 5.500% Senior Notes due 2023 (the “5.500% 2023 Notes”) issued thereunder (though a waiver has been requested from the holders of the 5.500% 2023 Notes and the requisite amount of such holders have provided their consent to such waiver, conditional on the waiver of the 4.125% Notes being obtained, and if such waiver becomes operative, would waive the applicable event of default until September 30, 2020 and rescind the acceleration of the 5.500% 2023 Notes caused by such event of default); and

•	the Loan Agreement, made as of December 31, 2019, by and among Donlen Canada Fleet Funding LP, as borrower, Donlen Fleet Leasing Ltd., as seller, Computershare Trust Company of Canada, in its capacity as trustee of Stable Trust, as conduit lender, and Canadian Imperial Bank of Commerce, as committed lender, and the approximately CA$37.00 million outstanding thereunder.

The commencement of the Chapter 11 Cases also triggered defaults, termination events and amortization events that caused certain available cash, including cash generated from vehicle sales and returns to vehicle manufacturers, to be applied towards the repayment of the obligations of the Company’s Non-Debtor Financing Subsidiaries under the instruments and agreements enumerated below (the “Amortizing Instruments,” and together with the Due and Payable Instruments, the “Applicable Instruments”), comprising approximately $13.54 billion aggregate principal amount of third-party indebtedness:

•	the Amended and Restated Group I Supplement, dated as of October 31, 2014 (as amended by Amendment No. 1 thereto, dated as of June 17, 2015, the “Group I Supplement”) to the Amended and Restated Base Indenture, dated as of October 31, 2014, by and between HVF II and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “HVF II Trustee”), by and between HVF II and the HVF II Trustee;

•	the Sixth Amended and Restated Series 2013-A Supplement to the Group I Supplement, dated as of February 21, 2020, by and among HVF II, the HVF II Trustee, THC, as administrator (in such capacity, the “Group I Administrator”), Deutsche Bank AG, New York Branch, as administrative agent, certain committed note purchasers party thereto from time to time, certain conduit investors party thereto from time to time, and certain funding agents for the investor groups party thereto from time to time, and the approximately $4,855.00 million aggregate outstanding principal amount comprised of Series 2013-A Variable Funding Rental Car Asset Backed Notes, Class A, Series 2013-A Variable Funding Rental Car Asset Backed Notes, Class B, Series 2013-A Variable Funding Rental Car Asset Backed Notes, Class C and Series 2013-A Variable Funding Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Series 2015-3 Supplement to the Group I Supplement, dated as of October 7, 2015, by and among HVF II, the Group I Administrator, and the HVF II Trustee and the approximately $371.16 million aggregate outstanding principal amount comprised of Series 2015-3 2.67% Rental Car Asset Backed Notes, Class A, Series 2015-3 3.71% Rental Car Asset Backed Notes, Class B, Series 2015-3 4.44% Rental Car Asset Backed Notes, Class C and Series 2015-3 5.33% Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Series 2016-2 Supplement to the Group I Supplement, dated as of February 11, 2016, by and among HVF II, the Group I Administrator, and the HVF II Trustee and the approximately $594.65 million aggregate outstanding principal amount comprised of Series 2016-2 2.95% Rental Car Asset Backed Notes, Class A, Series 2016-2 3.94% Rental Car Asset Backed Notes, Class B, Series 2016-2 4.99% Rental Car Asset Backed Notes, Class C and Series 2016-2 5.97% Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Series 2016-4 Supplement to the Group I Supplement, dated as of June 8, 2016, by and among HVF II, the Group I Administrator, and the HVF II Trustee, and the approximately $424.18 million aggregate outstanding principal amount comprised of Series 2016-4 2.65% Rental Car Asset Backed Notes, Class A, Series 2016-4 3.29% Rental Car Asset Backed Notes, Class B, Series 2016-4 5.06% Rental Car Asset Backed Notes, Class C and Series 2016-4 6.03% Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Series 2017-1 Supplement to the Group I Supplement, dated as of September 20, 2017, by and among HVF II, the Group I Administrator, and the HVF II Trustee and the approximately $450.00 million aggregate outstanding principal amount comprised of Series 2017-1 2.96% Rental Car Asset Backed Notes, Class A, Series 2017-1 3.56% Rental Car Asset Backed Notes, Class B, Series 2017-1 5.27% Rental Car Asset Backed Notes, Class C and Series 2017-1 6.49% Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Series 2017-2 Supplement to the Group I Supplement, dated as of September 20, 2017, by and among HVF II, the Group I Administrator, and the HVF II Trustee, and the approximately $370.37 million aggregate outstanding principal amount comprised of Series 2017-2 3.29% Rental Car Asset Backed Notes, Class A, Series 2017-2 4.20% Rental Car Asset Backed Notes, Class B, Series 2017-2 5.31% Rental Car Asset Backed Notes, Class C and Series 2017-2 6.77% Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Series 2018-1 Supplement to the Group I Supplement, dated as of January 24, 2018, by and among HVF II, the Group I Administrator, and the HVF II Trustee, and the approximately $1,058.20 million aggregate outstanding principal amount comprised of Series 2018-1 3.29% Rental Car Asset Backed Notes, Class A, Series 2018-1 3.60% Rental Car Asset Backed Notes, Class B, Series 2018-1 4.39% Rental Car Asset Backed Notes, Class C and Series 2018-1 5.86% Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Series 2018-2 Supplement to the Group I Supplement, dated as of June 27, 2018, by and among HVF II, the Group I Administrator, and the HVF II Trustee, and the approximately $212.94 million aggregate outstanding principal amount comprised of Series 2018-2 3.65% Rental Car Asset Backed Notes, Class A, Series 2018-2 4.14% Rental Car Asset Backed Notes, Class B, Series 2018-2 4.82% Rental Car Asset Backed Notes, Class C and Series 2018-2 6.14% Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Series 2018-3 Supplement to the Group I Supplement, dated as of June 27, 2018, by and among HVF II, the Group I Administrator, and the HVF II Trustee, and the approximately $213.19 million aggregate outstanding principal amount comprised of Series 2018-3 4.03% Rental Car Asset Backed Notes, Class A, Series 2018-3 4.37% Rental Car Asset Backed Notes, Class B, Series 2018-3 5.11% Rental Car Asset Backed Notes, Class C and Series 2018-3 6.42% Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Series 2019-1 Supplement to the Group I Supplement, dated as of February 6, 2019, by and among HVF II, the Group I Administrator, and the HVF II Trustee, and the approximately $745.30 million aggregate outstanding principal amount comprised of Series 2019-1 3.71% Rental Car Asset Backed Notes, Class A, Series 2019-1 4.10% Rental Car Asset Backed Notes, Class B, Series 2019-1 4.99% Rental Car Asset Backed Notes, Class C and Series 2019-1 6.36% Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Series 2019-2 Supplement to the Group I Supplement, dated as of May 29, 2019, by and among HVF II, the Group I Administrator, and the HVF II Trustee, and the approximately $798.51 million aggregate outstanding principal amount comprised of Series 2019-2 3.42% Rental Car Asset Backed Notes, Class A, Series 2019-2 3.67% Rental Car Asset Backed Notes, Class B, Series 2019-2 4.26% Rental Car Asset Backed Notes, Class C and Series 2019-2 6.12% Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Series 2019-3 Supplement to the Group I Supplement, dated as of November 26, 2019, by and among HVF II, the Group I Administrator, and the HVF II Trustee, and the approximately $799.69 million aggregate outstanding principal amount comprised of Series 2019-3 2.67% Rental Car Asset Backed Notes, Class A, Series 2019-3 3.03% Rental Car Asset Backed Notes, Class B, Series 2019-3 3.43% Rental Car Asset Backed Notes, Class C and Series 2019-3 5.00% Rental Car Asset Backed Notes, Class D, issued thereunder;

•	the Base Indenture, dated as of September 30, 2013 (the “HFLF Base Indenture”), by and between HFLF and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “HFLF Trustee”);

•	the Fourth Amended and Restated Series 2013-2 Indenture Supplement to the HFLF Base Indenture, dated as of February 21, 2020, by and among HFLF, the HFLF Trustee, Donlen Corporation, as Group I Servicer and Group I Administrator (in such capacity, the “Donlen Group I Administrator”), DNRS II LLC, as Group I Borrower and Initial Beneficiary, Barclays Bank PLC, as administrative agent, certain committed purchasers party thereto from time to time, certain conduit purchasers party thereto from time to time, and certain funding agents for the purchaser groups party thereto from time to time, and the approximately $485.00 million aggregate outstanding principal amount comprised of Series 2013-2 Floating Rate Variable Funding Asset Backed Notes, Class A, Series 2013-2 Floating Rate Variable Funding Asset Backed Notes, Class B and Series 2013-2 Floating Rate Variable Funding Asset Backed Notes, Class C, issued thereunder;

•	the Series 2017-1 Indenture Supplement to the HFLF Base Indenture, dated as of April 25, 2017, by and between HFLF and the HFLF Trustee, and the approximately $154.93 million aggregate outstanding principal amount comprised of Series 2017-1 Floating Rate Asset Backed Notes, Class A-1, Series 2017-1 Fixed Rate Asset Backed Notes, Class A-2, Series 2017-1 Fixed Rate Asset Backed Notes, Class B, Series 2017-1 Fixed Rate Asset Backed Notes, Class C, Series 2017-1 Fixed Rate Asset Backed Notes, Class D and Series 2017-1 Fixed Rate Asset Backed Notes, Class E, issued thereunder;

•	the Series 2018-1 Indenture Supplement to the HFLF Base Indenture, dated as of May 3, 2018, by and between HFLF and the HFLF Trustee, and the approximately $374.06 million aggregate outstanding principal amount comprised of Series 2018-1 Floating Rate Asset Backed Notes, Class A-1, Series 2018-1 Fixed Rate Asset Backed Notes, Class A-2, Series 2018-1 Fixed Rate Asset Backed Notes, Class B, Series 2018-1 Fixed Rate Asset Backed Notes, Class C, Series 2018-1 Fixed Rate Asset Backed Notes, Class D and Series 2018-1 Fixed Rate Asset Backed Notes, Class E, issued thereunder;

•	the Series 2019-1 Indenture Supplement to the HFLF Base Indenture, dated as of May 22, 2019, by and between HFLF and the HFLF Trustee, and the approximately $578.12 million aggregate outstanding principal amount comprised of Series 2019-1 Floating Rate Asset Backed Notes, Class A-1, Series 2019-1 Fixed Rate Asset Backed Notes, Class A-2, Series 2019-1 Fixed Rate Asset Backed Notes, Class B, Series 2019-1 Fixed Rate Asset Backed Notes, Class C, Series 2019-1 Fixed Rate Asset Backed Notes, Class D and Series 2019-1 Fixed Rate Asset Backed Notes, Class E, issued thereunder; and

•	the Indenture, dated as of September 14, 2015 between, among others, TCL Funding Limited Partnership as issuer, Hertz Canada Limited as co-servicer, Dollar Thrifty Automotive Group Canada, Inc. as co-servicer, Hertz Canada Vehicles Partnership, Hertz Canada Limited Partnership and DTGC Car Rental Partnership as guarantors, and BNY Trust Company of Canada as indenture trustee, and the approximately CA$350.00 million aggregate outstanding principal amount of Series 2015-A Variable Funding Rental Car Asset Backed Notes issued thereunder.

The Due and Payable Instruments provide that, as a result of the commencement of the Chapter 11 Cases, the financial obligations thereunder, including any principal amount, together with accrued interest thereon, are immediately due and payable. The Amortizing Instruments provide that, in the case of an amortization event under an obligation of a Non-Debtor Financing Subsidiary, proceeds of the disposition of vehicles (either by sale into the market or return to vehicle manufacturers) will be applied to the payment of principal and interest on such obligation and will not be available to the Company for other purposes. Any efforts to enforce, as against the Debtors or their property, the payment obligations under the Applicable Instruments, and any other instruments and agreements, are automatically stayed as a result of the Chapter 11 Cases, and creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code. Consequently, pursuant to the automatic stay as a result of the Chapter 11 Cases, the Company is not required to liquidate its vehicle fleet under the terms of the Applicable Instruments and the Company may utilize its current vehicle fleet in its operations and maintain control over the disposition of those vehicles, subject to the applicable provisions of the Bankruptcy Code.

On May 22, 2020, Hertz Netherlands and certain other International Subsidiaries entered into a limited waiver agreement in respect of the Issuer Facility Agreement, dated as of September 25, 2018, between, among others, International Fleet Financing No.2 B.V. as issuer, Hertz Europe Limited as issuer administrator, Credit Agricole Corporate and Investment Bank as administrative agent and BNP Paribas Trust Corporation UK Limited as issuer security trustee, as amended, restated or otherwise modified from time to time (the “European ABS Waiver”) pursuant to which the Waiving Parties (as defined therein) agreed to waive any default or event of default that could have resulted from the Chapter 11 Cases. The European ABS Waiver will expire on September 30, 2020 or, if sooner, the date on which Hertz Netherlands or certain other International Subsidiaries that are party to the European ABS Waiver fail to comply with certain agreements contained in the European ABS Waiver, which include certain limitations on Hertz Netherlands or certain other International Subsidiaries’ ability to make certain restricted payments, investments and prepayments of indebtedness during the waiver period and a requirement to deliver certain financial information to the Waiving Parties during the waiver period. This waiver is conditioned on (i) the waiver of the VFN Issuance Facility Agreement, dated as of December 7, 2010, (as amended and restated from time to time) by and among HA Fleet Pty Limited, as issuer, Hertz Australia Pty Limited, as administrator, Westpac Banking Corporation as administrative agent, certain committed note purchasers, certain conduit investors, certain funding agents for the investor groups and P.T. Limited, as security trustee, which has been obtained and is in effect, (ii) the waiver of  the Vehicle Funding Facilities Agreement dated February 7, 2013 (as amended and restated from time to time) between Hertz (U.K.) Limited, Hertz Vehicle Financing U.K. Limited and Lombard North Central Plc, which has not been obtained at this time, and (iii) the waiver of the 4.125% Notes being obtained, which has not been obtained at this time. If the conditions to the effectiveness of such waiver are not satisfied and this waiver does not take effect promptly, it may be necessary to include Hertz Netherlands and certain of the other International Subsidiaries who guarantee the relevant underlying debt in the Chapter 11 Cases.

The foregoing description of the European ABS Waiver does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the European ABS Waiver, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Program

On May 19, 2020, the Company entered into Key Employee Retention Letter Agreements (the “Retention Program”) with approximately 340 employees, including its current named executive officers (“NEOs”), pursuant to which such employees received a cash retention bonus (the “Retention Bonus”). The Retention Program provided approximately $16,221,000 in the aggregate of cash retention payments to a broad base of key employees at the director level and above in recognition of, among other things, (i) the financial and operational uncertainty the Company and its employees face as the Company navigates unprecedented circumstances arising from COVID-19’s adverse impact on the global travel sector, (ii) the substantial additional efforts undertaken by the Company’s key employees with a reduced work force in response to an extremely challenging business environment, (iii) the forfeiture of the recipient’s right to participate in the Company’s 2020 annual bonus plan and (iv) the risk that the Company’s current challenges result in the departure of key employees and the significant benefits to the Company of providing incentives for such employees to remain with the Company.

Each Retention Bonus was paid immediately, subject to repayment of 100% of such award if the employment of the relevant employee participating in the Retention Program is voluntarily terminated with the Debtors by such employee or is terminated for any reason other than by the Company without “Cause” (as defined in the Retention Program letter agreements), or on account of death or Disability (as defined in the Retention Program letter agreements) before March 31, 2021. The total Retention Bonuses awarded to current NEOs were as follows: $700,000 for Paul Stone, President and Chief Executive Officer; $600,000 for Jamere Jackson, Executive Vice President and Chief Financial Officer; and $189,633 for Jodi Allen, Executive Vice President and Chief Marketing Officer. As a condition to receiving a Retention Bonus, each recipient agreed to forfeit his or her right to participate in the Company’s 2020 annual bonus plan. Any severance or termination pay otherwise payable to a participant in the Retention Program will be reduced on a dollar-for-dollar basis by the amount of the Retention Bonus.

Severance Plan

On May 22, 2020, Hertz Global adopted the Amended and Restated Hertz Global Holdings, Inc. Severance Plan for Senior Executives (the “Plan”), which replaces the prior severance plan in its entirety and reduced severance otherwise payable under the prior plan. The Plan was adopted at the same time Hertz Global adopted the Amended and Restated Hertz Global Holdings, Inc. Severance Plan for Vice Presidents, which also reduced severance otherwise payable under the prior plan. The Plan provides senior executives of Hertz Global who are selected to participate in the Plan with severance benefits upon certain qualifying terminations of employment. Current NEOs who participate in the Plan include: Mr. Stone, Mr. Jackson, and Ms. Allen.

If any participant’s employment is terminated for “Cause”, due to his or her death or “Permanent Disability,” or if a participant satisfies the conditions for “Retirement” (as such terms are defined in the Plan) or experiences any voluntary termination, the participant will not be entitled to any severance benefits under the Plan. However, if the participant’s employment is terminated other than for “Cause”, the executive is entitled to the following payments and benefits:

•	A pro rata portion of any performance bonus that would have been payable to the participant under Hertz Global’s annual incentive plan.

•	A cash payment equal to a multiple (the “Severance Multiple”), based on the participant’s position, of the participant’s base salary and bonus, payable in equal installments over a period of whole and/or partial years equal to the Severance Multiple (the “Severance Period”). The Severance Multiple is 1.0x (versus 1.5x in the prior plan) for each of Mr. Stone, Mr. Jackson, and Ms. Allen. The bonus component of severance is determined by reference to the average actual bonuses paid to the participant for the three years prior to the year in which the termination occurs, or, for participants without a three-year bonus history, by reference to the average actual bonus the participant received in the most recent years or if a participant has not had an opportunity to earn or be awarded one full year’s bonus as of the termination of employment, the participant’s target bonus for the year of termination.

•	Continued participation in Hertz Global’s medical, dental and other health and welfare benefit plans during the Severance Period (or, if earlier, the date the participant becomes eligible for comparable benefits provided by a subsequent employer).

Participants must execute a general release of claims against Hertz Global and its affiliates to receive the foregoing severance payments and benefits. The Plan contains restrictions on (i) competing with Hertz Global and its subsidiaries while employed and for a period of the greater of (x) twelve (12) months, and (y) the Severance Period, following a termination of employment (the “Restricted Period”); (ii) soliciting managerial level employees of Hertz Global and its subsidiaries during the Restricted Period; (iii) disclosing confidential information while employed and perpetually thereafter; and (iv) disparaging Hertz Global or any of its subsidiaries while employed and perpetually thereafter. If a participant is entitled to severance payments and benefits under the Plan and a Change in Control Agreement (or similar agreement), payments and benefits will be made under the Change in Control Agreement (or similar agreement) rather than the Plan.

The Plan will be administered by one or more individuals appointed by the Compensation Committee of the Board or, in the absence of an appointment, by the Senior Vice President of Human Resources (or the equivalent). The Plan may be amended or terminated at any time other than with respect to participants then receiving payments and benefits under the Plan.

The foregoing descriptions of the Retention Program and Plan are summaries and are qualified in their entirety by reference to the complete terms and conditions of the Retention Program and the Plan, which are attached hereto as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.01 REGULATION FD DISCLOSURE.

Press Release

On May 22, 2020, Hertz issued a press release announcing the filing of the Petitions. A copy of the press release is furnished as Exhibit 99.1 to this current report and is hereby incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit Number	Title

10.1	Limited Waiver Agreement dated May 22, 2020, by and among others International Fleet Financing No.2 B.V. as issuer, Hertz Europe Limited as issuer administrator, Hertz Holdings Netherlands, Credit Agricole Corporate and Investment Bank as administrative agent, BNP Paribas Trust Corporation UK Limited as security trustee and the several committed note purchasers, commercial paper conduits, and certain funding agents for the investor groups, in each case, party thereto.

10.2	Form of Retention Program Letter Agreement.

10.3	Amended and Restated Hertz Global Holdings, Inc. Severance Plan for Senior Executives.

99.1	Press Release of Hertz Global Holdings, Inc. and The Hertz Corporation, dated May 22, 2020.

101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL

104.1	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit 101.1)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on form 8-K contains “forward-looking statements” within the meaning of federal securities laws. Words such as “expect” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to our liquidity, the expected effects on our business, financial condition and results of operations due to the spread of the COVID-19 virus, the bankruptcy process, the Company’s ability to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 cases, the effects of the Chapter 11 cases, including increased professional costs, on the Company’s liquidity, results of operations and business, the Company’s ability to comply with the continued listing criteria of the New York Stock Exchange (the “NYSE”) and risks arising from the potential suspension of trading of the Company’s common stock on, or delisting from, the NYSE, the effects of Chapter 11 on the interests of various constituents and the ability to negotiate, develop, confirm and consummate a plan of reorganization. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those in our risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 25, 2020, and quarterly reports on Form 10-Q filed subsequent thereto. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this filing, and we undertake no obligation to update this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION (each, a Registrant)

Dated: May 26, 2020	By:	/s/ JAMERE JACKSON
	Name:	Jamere Jackson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title

10.1	Limited Waiver Agreement dated May 22, 2020, by and among others International Fleet Financing No.2 B.V. as issuer, Hertz Europe Limited as issuer administrator, Hertz Holdings Netherlands, Credit Agricole Corporate and Investment Bank as administrative agent, BNP Paribas Trust Corporation UK Limited as security trustee and the several committed note purchasers, commercial paper conduits, and certain funding agents for the investor groups, in each case, party thereto.

10.2	Form of Retention Program Letter Agreement.

10.3	Amended and Restated Hertz Global Holdings, Inc. Severance Plan for Senior Executives.

99.1	Press Release of Hertz Global Holdings, Inc. and The Hertz Corporation, dated May 22, 2020.

101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL

104.1	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit 101.1)